Exhibit 99.1

Silexion Therapeutics Reports Second Quarter 2026 Financial Results and Provides Business Update

Successfully transitioned SIL204 from regulatory preparation into an active Phase 2/3 clinical program in locally advanced pancreatic cancer, with trial initiation at Tel Aviv Sourasky Medical Center in July 2026 following clinical trial authorizations from regulators in both Israel and Germany

Expanded the therapeutic profile of SIL204 with new preclinical immuno-oncology data supporting a coordinated immune-sensitization signature across three key immune pathways and four KRAS mutations, reinforcing the rationale for future combination with anti-PD-(L)1 checkpoint inhibitor therapies

Advanced operational and financial readiness for the Phase 2/3 program, including initiation of GMP clinical supply manufacturing with a leading global CDMO

Grand Cayman, Cayman Islands, August 14, 2026 — Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced financial results for the three-month and six-month periods ended June 30, 2026, and provided a business update.

Ilan Hadar, Chairman and Chief Executive Officer of Silexion, commented: “The second quarter of 2026 and the period since that time have represented the most consequential stretch in Silexion’s history, as we have transitioned SIL204 from a preclinical and regulatory-preparation asset into an active Phase 2/3 clinical program. With clinical trial authorization from Germany’s BfArM added to the previously received approval from the Israeli Ministry of Health, and the successful initiation of our first clinical site at Tel Aviv Sourasky Medical Center at the end of July, our focus has shifted entirely to clinical execution. In parallel, we continued to expand the scientific profile of SIL204 with new immuno-oncology data supporting a coordinated immune-sensitization signature across four KRAS mutations, reinforcing the rationale for future combination with anti-PD-(L)1 checkpoint inhibitors. We believe this combination of clinical, regulatory, manufacturing, and translational progress positions Silexion at the beginning of what should be a defining stretch for the Company.”

Mirit Horenshtein Hadar, Chief Financial Officer of Silexion, added: “During the second quarter and subsequent to quarter end, we successfully executed a series of financing transactions. Most recently, we closed a public offering with gross proceeds of approximately $2.5 million. All of those transactions were designed to strengthen our balance sheet and support the transition of SIL204 into its recently initiated Phase 2/3 Clinical Trial, bringing new hope to the patients who need it most, alongside supporting compliance with applicable Nasdaq continued listing requirements.”

Recent Milestones & Business Highlights

Phase 2/3 Clinical Program Advanced Across Israel and Germany, and Successfully Initiated at Tel Aviv Sourasky Medical Center: During the second quarter and subsequent to quarter end, Silexion advanced SIL204 into active Phase 2/3 clinical evaluation in locally advanced pancreatic cancer. In April 2026, the Company submitted its Clinical Trial Application to Germany’s Federal Institute for Drugs and Medical Devices (BfArM) through the EU Clinical Trials Information System, with Germany serving as Reference Member State for the European program. In June 2026, the Company received CTA approval from BfArM, accompanied by a positive opinion from the Ethics Committee of the North Rhine Medical Association, adding Germany to the previously received approval from the Israeli Ministry of Health. In May 2026, the Company initiated GMP clinical supply manufacturing of SIL204 with a leading global contract development and manufacturing organization (CDMO), further supporting the operational readiness of the program. On July 29, 2026, subsequent to quarter end, Silexion successfully initiated the Phase 2/3 clinical trial at Tel Aviv Sourasky Medical Center (“TASMC” or “Ichilov”), one of Israel’s largest and most prominent academic medical centers, clearing the site to commence patient screening, with first patient dosing anticipated to follow. Additional Israeli and German trial sites are progressing through activation and are expected to join the program in the coming months.

Expanded Immuno-Oncology Profile for SIL204 - Coordinated Immune-Sensitization Signature Across Three Pathways and Four KRAS Mutations: During and subsequent to the second quarter, Silexion reported preclinical findings that extended SIL204’s therapeutic profile beyond direct anti-tumor activity into immune sensitization. In May 2026, the Company reported statistically significant upregulation of MHC-I following SIL204 treatment in human KRAS-mutant pancreatic and non-small cell lung cancer cells, supporting potential future evaluation alongside anti-PD-1 therapies including pembrolizumab (Keytruda®). In August 2026, the Company reported additional statistically significant upregulation of FAS (CD95), the immune “death receptor,” and downregulation of HLA-G, an established immune checkpoint, across three distinct KRAS mutations in pancreatic and non-small cell lung cancer cell lines. Taken together, these findings support a coordinated immune-sensitization signature across three key immune pathways — increased antigen presentation, restored susceptibility to immune-mediated apoptosis, and reduced immune checkpoint activity — observed across four KRAS mutations (G12D, G12V, G12C, and G12R), reinforcing the scientific rationale for combining SIL204 with anti-PD-(L)1 checkpoint inhibitor therapies.

Capital-Structure Actions to Support Clinical Execution and Continued Nasdaq Listing: During the second quarter and subsequent to quarter end, Silexion executed a series of financing transactions in support of the Phase 2/3 clinical program and support compliance with applicable Nasdaq continued listing requirements, including a May 2026 warrant exercise inducement transaction, ongoing sales of ordinary shares under the Company’s at-the-market facility, further partial conversions of principal under its related party promissory note, shareholder-approved successive increases in authorized share capital, and a 1-for-10 reverse share split effected on May 28, 2026. Most recently, on August 13, 2026, the Company closed a registered public offering with aggregate gross proceeds of approximately $2.5 million and net proceeds of approximately $2.1 million.

Financial Results for the Three Months Ended June 30, 2026

Research and development (“R&D”) expenses for the three months ended June 30, 2026, were approximately $2.2 million, compared to approximately $1.0 million for the three months ended June 30, 2025, an increase of 120.0%. The increase resulted mainly from an increase in subcontractors’ and consultants’ expenses related to the operational ramp-up and preparations, required to support the initiation of our Phase 2/3 human clinical trial, which was initiated in July 2026.

General and administrative (“G&A”) expenses for the three months ended June 30, 2026, were approximately $1.5 million, compared to approximately $1.3 million for the three months ended June 30, 2025, an increase of 15.4%. The increase resulted mainly from an increase in professional services costs, primarily related to consultants and other expenses associated with the costs of operating as a public company.

Financial expenses (income), net for the three months ended June 30, 2026, were approximately $(0.1) million of financial income, net, compared to approximately $0.2 million of financial expenses, net, for the three months ended June 30, 2025. The change was mainly due to the revaluation of the related party promissory note.

Net loss for the three months ended June 30, 2026, was approximately $3.6 million, compared to approximately $2.5 million for the three months ended June 30, 2025, an increase of 44.0%. The increase was mainly due to higher research and development expenses related to preparations for the human clinical trial initiated in July 2026, and higher general and administrative expenses, partly offset by a decrease in financial expenses, net, due to the revaluation of financial instruments.

Financial Results for the Six Months Ended June 30, 2026

R&D expenses for the six months ended June 30, 2026, were approximately $3.6 million, compared to approximately $1.6 million for the six months ended June 30, 2025, an increase of 125.0%. The increase was primarily attributable to higher subcontractors’ and consultants’ expenses related to the operational ramp-up and preparations, required to support the initiation of the Company’s Phase 2/3 human clinical trial, which was initiated in July 2026.

G&A expenses for the six months ended June 30, 2026, were approximately $2.8 million, compared to approximately $2.3 million for the six months ended June 30, 2025, an increase of 21.7%. The increase resulted mainly from an increase in professional services costs, primarily related to legal, consultants, and other expenses associated with the costs of operating as a public company.

Financial expenses (income), net for the six months ended June 30, 2026, were approximately $(0.1) million of financial income, compared to approximately $0.3 million of financial expenses for the six months ended June 30, 2025. The decrease was mainly due to the revaluation of the related party promissory note.

Net loss for the six months ended June 30, 2026, was approximately $6.3 million, compared to approximately $4.2 million for the six months ended June 30, 2025, an increase of 50.0%. The increase was mainly due to higher research and development expenses (mainly related to preparations for the human clinical trial, initiated in July 2026) and higher general and administrative expenses, partly offset by a decrease in financial expenses, net, due to the revaluation of financial instruments.

Balance Sheet

•	As of June 30, 2026, the Company had cash and cash equivalents of approximately $2.2 million, compared to approximately $6.0 million as of December 31, 2025.

•
During the second quarter and subsequent to quarter end, the Company strengthened its capital position through a series of financing transactions, most recently the closing on August 13, 2026, of a public offering yielding aggregate gross proceeds of approximately $2.5 million. As a result of these transactions and those detailed in the Company’s Quarterly Report on Form 10-Q, the Company estimates that its shareholders’ equity, as of June 30, 2026 (as adjusted to reflect the foregoing transactions to date),  is currently approximately $3.2 million, which exceeds the Nasdaq Capital Market's $2.5 million minimum shareholders' equity requirement for continued listing. Accordingly, the Company believes that it has restored compliance with the applicable shareolders' equity requirement.

About Silexion Therapeutics
Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers which have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), through Phase 2/3 clinical evaluation in Israel and the European Union in locally advanced pancreatic cancer. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information please visit: https://silexion.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including, for example, statements regarding the development of SIL204; the timing, initiation, design, and conduct of the ongoing Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer (including the timing of site activation, patient screening, and first patient dosing at Tel Aviv Sourasky Medical Center and at additional Israeli and German trial sites), and any other current or planned clinical studies; the timing, content, outcome, and review of regulatory submissions and interactions with regulatory authorities in Israel, Germany, the European Union, and other jurisdictions; the timing and results of additional preclinical, translational, immuno-oncology, toxicology, manufacturing, and operational readiness activities, and the potential to evaluate SIL204 in combination with anti-PD-(L)1 checkpoint inhibitor therapies; the potential therapeutic benefits, mutation coverage, immune-sensitization profile, and clinical utility of SIL204 and any future product candidates across multiple KRAS-driven cancer types; Silexion’s business strategy and development plans; Silexion’s ability to raise additional capital and its future capital requirements, including through public and private equity offerings, its at-the-market facility, warrant exercise inducement transactions, and other financing arrangements; the outcome of, and the Company’s response to, the legal proceedings described in Item 1 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026; and Silexion’s belief that it has restored compliance with Nasdaq continued listing requirements (including estimates of the Company’s shareholders’ equity underlying such compliance), are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) the degree of success of Silexion’s ongoing and planned clinical trials, including the Phase 2/3 clinical trial of SIL204; (ii) whether Silexion is able to successfully execute upon its strategy  and plans via its future operations, and maintain a positive financial position; (iii) the impact of the regulatory environment and compliance complexities; (iv) whether Silexion is able to develop future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, and the potential impact on the Company’s operations of any inability to secure such capital; (vi) the substantial doubt about the Company’s ability to continue as a going concern described in Note 1(g) to the Company’s unaudited condensed consolidated financial statements for the three-month and six-month periods ended June 30, 2026; (vii) whether Silexion succeeds at maintaining its Nasdaq listing, including based on compliance with the shareholders’ equity requirement and any potential increase to the market value of listed securities requirement; and (viii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the SEC on or about August 14, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Relations
Arx Investor Relations
North American Equities Desk
silexion@arxhq.com

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	June 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,229	$5,991
Restricted cash	29	27
Prepaid expenses	1,372	570
Other current assets	111	49
TOTAL CURRENT ASSETS	3,741	6,637

NON-CURRENT ASSETS:
Restricted cash	62	57
Long-term deposit and other non-current assets	75	84
Property and equipment, net	20	25
Operating lease right-of-use asset	348	412
TOTAL NON-CURRENT ASSETS	505	578
TOTAL ASSETS	$4,246	$7,215

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(U.S. dollars in thousands, except share data)

	June 30,	December 31,
	2026	2025
LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
CURRENT LIABILITIES:
Trade payables	$1,180	$787
Current maturities of operating lease liability	199	182
Employee related obligations	628	879
Other account payable	984	910
Private warrants to purchase ordinary shares (including $* due to related party as of June 30, 2026 and December 31, 2025)	*	*
Related Party Promissory Note	985	—
TOTAL CURRENT LIABILITIES	3,976	2,758

NON-CURRENT LIABILITIES:
Long-term operating lease liability	226	286
Related Party Promissory Note	—	1,568
TOTAL NON-CURRENT LIABILITIES	$226	$1,854
TOTAL LIABILITIES	$4,202	$4,612

SHAREHOLDERS' EQUITY:
Ordinary shares ($0.135 par value per share, 5,900,000 and 900,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 1,179,844 and 312,665 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	160	42
Additional paid-in capital	61,334	57,727
Accumulated deficit	(61,450)	(55,166)
TOTAL SHAREHOLDERS' EQUITY	$44	$2,603
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,246	$7,215

All share amounts reflect a 1-for-10 reverse share split effected on May 28, 2026, as discussed in Note 1(d) to the Company’s condensed consolidated financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026

* Represents an amount less than $1.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share and per share data)

	Six months ended June 30,			Three months ended June 30,
	2026	2025		2026	2025
OPERATING EXPENSES:
Research and development (including $176 and $0 from related party for the six-month periods ended June 30, 2026 and 2025, respectively, and including $46 and $0 from related party for the three months period ended June 30, 2026 and 2025, respectively)	$3,582	$1,608		$2,212	$1,018
General and administrative (including $282 and $58 from related party for the six-month periods ended June 30, 2026 and 2025, respectively, and including $67 and $37 from related party for the three months period ended June 30, 2026 and 2025, respectively)	2,847	2,326		1,468	1,266
TOTAL OPERATING EXPENSES	6,429	3,934		3,680	2,284
OPERATING LOSS	6,429	3,934		3,680	2,284
Financial expense (income), net (including $(169) and $229 from related party for the six months period ended June 30, 2026 and 2025, respectively, and including $(154) and $197 from related party for the three months period ended June 30, 2026 and 2025, respectively)	(145)	301		(129)	216
LOSS BEFORE INCOME TAX	$6,284	$4,235		$3,551	$2,500
INCOME TAX	*	3		*	3
NET LOSS	$6,284	$4,238		$3,551	$2,503

LOSS PER SHARE, BASIC AND DILUTED	$12.41	$82.12		$5.17	$43.19

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	506,202	51,613	**	687,353	57,952	**

* Represents an amount less than $1

** All share and per share amounts reflect (for periods preceding the relevant reverse share split, on a retroactive basis) 1-for-10 reverse share split effected on May 28, 2026, as discussed in Note 1(d) to the Company’s condensed consolidated financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026